EXHIBIT 99.1

Team, Inc. Reports Record FY2011 Results; Provides FY2012 Guidance

ALVIN, Texas, July 26, 2011 (GLOBE NEWSWIRE) -- Team, Inc. (Nasdaq:TISI) today announced financial results for the fiscal year ending May 31, 2011. Team reported earnings, adjusted for non-routine items, of $25.2 million ($1.26 per diluted share), up 62% versus adjusted net income of $15.6 million ($0.80 per diluted share) for the prior year. Revenues for the year ended May 31, 2011 were $508.0 million, a 12% increase compared to revenues of $453.9 million for the prior year. Fourth quarter revenues and earnings were $161.6 million and $10.8 million, ($0.53 per diluted share), respectively.

"Our results for both the quarter and the year reflect new record highs for both revenues and earnings. We are pleased with the increasing momentum in our business and are optimistic about the next fiscal year," said Phil Hawk, Team's CEO and Chairman.

Highlights

  Fiscal year 2011 revenues exceeded $500 million for the first time in Team's history and a new record was set for quarterly revenues, as well.
  Operating income improved by more than 50% for the year and 70% for the quarter.
  Team's recent acquisition, Quest Integrity Group ("Quest"), contributed $15.8 million in FY2011 revenue since the November 2010 acquisition.
  Organic revenue growth (excluding the contribution by Quest) was 8% for the year and 23% for the quarter.
  Organic growth in FY2011 was broad-based: U.S. revenues grew 10%; Canadian revenues grew 7%; and European revenues were up 13%.
  Attractive 27% operating leverage (1) on revenue growth for the year.
  Job margins were consistent with the prior year, with modest improvements to gross margin attributable to higher utilization levels.
  Team renewed and extended its $150 million revolving credit facility to May 2016.

(1) Operating leverage is defined as growth in adjusted EBIT divided by growth in revenue.

GAAP Earnings

Team's net income reported in accordance with generally accepted accounting principles (including non-routine items) was $26.6 million ($1.32 per diluted share) as compared to $12.3 million ($0.63 per diluted share) in the prior year. Certain non-routine items have been excluded when arriving at adjusted earnings. A reconciliation of net income, reported in accordance with generally accepted accounting principles, to adjusted net income is contained in the tables included herein.

Business Outlook/Guidance for Fiscal Year 2012

Team expects its revenues for the coming full fiscal year (the fiscal year ending May 31, 2012) to be in the range of $550 million to $575 million. For the same time period, net income is expected to be in a range of $1.45 to $1.60 per fully diluted share. The revenue and earnings projections reflect the full year impact of the Quest Integrity Group acquisition, as well as the Company's positive business outlook for the coming year. Consistent with its past practice, Team does not provide specific guidance for individual quarters, but will confirm or update annual guidance at least quarterly.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, July 27 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 877-615-4339 and use conference code 8428986 when prompted.

About Team, Inc.

Headquartered in Alvin, Texas, Team, Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 100 locations throughout the world. Team's common stock is traded on the NASDAQ Global Select Market under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended May 31, 2010 and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2011	2010	2011	2010

Revenues	$ 161,558	$ 125,528	$ 508,020	$ 453,869
Operating expenses	110,442	86,924	350,877	317,864
Gross margin	51,116	38,604	157,143	136,005

Selling, general and administrative expenses	32,729	28,975	115,698	111,863
Earnings from unconsolidated affiliates	275	115	1,030	635
Operating income	18,662	9,744	42,475	24,777

Interest expense, net	785	567	2,156	2,764
Foreign currency gain (loss)	(200)	467	(147)	(1,580)
Earnings before income taxes	17,677	9,644	40,172	20,433

Provision for income tax expense (benefit)	6,826	3,908	13,548	8,158
Net income (loss)	10,851	5,736	26,624	12,275

Less: Gains attributable to non-controlling interest	(30)	--	(39)	--
Net income available to common shareholders	$ 10,821	$ 5,736	$ 26,585	$ 12,275

Earnings per common share:
Basic	$ 0.56	$ 0.30	$ 1.38	$ 0.65
Diluted	$ 0.53	$ 0.29	$ 1.32	$ 0.63

Reconciliation of net income to adjusted net income:

Net income available to shareholders	$ 10,821	$ 5,736	$ 26,585	$ 12,275
Non-routine investigation costs	--	315	--	3,153
Non-routine severance costs	--	662	--	662
Non-routine acquisition costs	--	--	632	--
Non-routine Venezuela currency	--	(313)	--	1,734
Tax impact of non-routine costs	--	(289)	(253)	(2,214)
Non-routine tax benefit	--	--	(1,758)	--
Adjusted net income available to common shareholders	$ 10,821	$ 6,111	$ 25,206	$ 15,610

Adjusted diluted earnings per common share	$ 0.53	$ 0.31	$ 1.26	$ 0.80

Basic shares	19,473	18,974	19,206	18,923
Diluted shares	20,492	19,587	20,083	19,510

TEAM, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2011	2010	2011	2010
Revenues comprised of:
TCM Division	$ 92,340	$ 70,579	$ 284,616	$ 259,227
TMS Division	69,218	54,949	223,404	194,642
	$ 161,558	$ 125,528	$ 508,020	$ 453,869

Gross margin comprised of:
TCM Division	$ 30,213	$ 21,325	$ 87,552	$ 76,322
TMS Division	20,903	17,279	69,591	59,683
	$ 51,116	$ 38,604	$ 157,143	$ 136,005

Operating income comprised of:
Industrial services	$ 23,638	$ 15,599	$ 61,337	$ 46,901
Earnings from unconsolidated affiliates	275	115	1,030	635
Corporate	(5,251)	(5,970)	(19,892)	(22,759)
	$ 18,662	$ 9,744	$ 42,475	$ 24,777

Reconciliation of Operating Income to Adjusted EBIT and Adjusted EBITDA:

Operating Income	$ 18,662	$ 9,744	$ 42,475	$ 24,777
Non-routine investigation costs	--	315	--	3,153
Non-routine severance costs	--	662		662
Non-routine acquisition costs	--	--	632	--
Adjusted EBIT	18,662	10,721	43,107	28,592
Depreciation and amortization	3,898	3,202	14,584	12,403
Non-cash compensation	1,145	1,133	4,993	5,009
Adjusted EBITDA	$ 23,705	$ 15,056	$ 62,684	$ 46,004

Capital Expenditures	$ 5,094	$ 2,198	$ 13,158	$ 7,711

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
MAY 31, 2011 AND MAY 31, 2010
(in thousands)

	May 31,	May 31,
	2011	2010

Current assets	$ 190,274	$ 150,345

Property, plant and equipment, net	58,567	55,229

Other non-current assets	106,645	59,415

Total assets	$ 355,486	$ 264,989

Current liabilities	$ 59,741	$ 43,002

Long term debt net of current maturities	75,868	47,848

Other non-current liabilities	10,431	8,947

Stockholders' equity	209,446	165,192

Total liabilities and stockholders' equity	$ 355,486	$ 264,989
CONTACT: Ted W. Owen
         (281) 331-6154